FOR IMMEDIATE RELEASE	March 9, 2017

Contact: Susan M. Jordan

732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

ANNOUNCES CLOSING OF PREFERRED STOCK OFFERING

FREEHOLD, N.J., March 9, 2017…….Monmouth Real Estate Investment Corporation (NYSE:MNR) (the “Company”), a real estate investment trust (REIT) specializing in single-tenant, net-leased industrial properties, today announced the closing of its previously announced underwritten public offering of its 6.125% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”), liquidation preference of $25.00 per share, at a public offering price of $24.50 per share. A total of 3,000,000 shares of Series C Preferred Stock were sold, for gross proceeds of approximately $73,500,000 before deducting the underwriting discount and estimated offering expenses. The net proceeds from the offering, after deducting underwriting discounts (before other transaction costs), were approximately $71.2 million. In connection with the offering, the Company has granted the underwriters an option for 30 days to purchase up to 450,000 additional shares of Series C Preferred Stock to cover overallotments, if any. The Series C Preferred Stock is listed for trading on the New York Stock Exchange under the symbol “MNRprC.”

The Company intends to use the net proceeds from this offering to redeem all of the outstanding shares of its 7.875% Series B Cumulative Redeemable Preferred Stock. The remaining proceeds will be used to reduce the amount outstanding under its unsecured revolving credit facility, to purchase properties and fund expansions of existing properties in the ordinary course of its business and for general corporate purposes.

RBC Capital Markets, LLC, BMO Capital Markets Corp. and J.P. Morgan Securities LLC are the joint book-running managers for the offering. D.A. Davidson & Co., Janney Montgomery Scott LLC and Wunderlich Securities, Inc. are co-managers for the offering.

The offering was made pursuant to the Company’s currently effective shelf registration statement filed with the Securities and Exchange Commission.

Copies of the prospectus supplement and accompanying base prospectus for this offering may be obtained by contacting: RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Transaction Management, email: rbcnyfixedincomeprospectus@rbccm.com, telephone: 1-866-375-6829; BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, New York 10036, Attention: Equity Syndicate Department, email: bmoprospectus@bmo.com, telephone: 1-800-414-3627; or J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, telephone: 1-212-834-4533.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the U.S. The Company specializes in single-tenant, net-leased industrial properties, subject to long-term leases, primarily to investment grade tenants. Monmouth Real Estate Investment Corporation is a fully-integrated and self-managed real estate company, whose property portfolio consists of 100 properties containing a total of approximately 16.6 million rental square feet, geographically diversified across 30 states. In addition, the Company owns a portfolio of REIT securities.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. This cautionary statement is being included to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. Forward-looking statements include statements about the Company’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts, including with regard to the Company’s securities offering or the anticipated use of proceeds. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “might,” “anticipate,” “estimate,” “project,” “expect,” “believe,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Some of these factors are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and its other periodic reports filed with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in the filings. These and other risks, uncertainties and factors could cause the Company’s actual results to differ materially from those included in any forward-looking statements it makes. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect it. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur.